Exhibit 10.1

FIRST AMENDMENT, WAIVER, AND CONSENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT, WAIVER, AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “First Amendment”) is dated as of July 15, 2005 and is made by and among PENN VIRGINIA OPERATING CO., LLC, a Delaware limited liability company (the “Borrower”), the GUARANTORS (individually a “Guarantor” and collectively, the “Guarantors”), the FINANCIAL INSTITUTIONS PARTY HERETO (individually a “Lender” and collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, as agent for the Lenders (the “Agent”).

RECITALS:

WHEREAS, the Borrower, the Guarantors, the Lenders, and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of March 3, 2005 (as amended, the “Credit Agreement”) (unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Credit Agreement);

WHEREAS, Section 11.18 of the Credit Agreement provides in part that the Loan Parties must deliver a Guarantor Joinder and related documents for a Subsidiary that becomes a new Guarantor under the terms of the Credit Agreement within five (5) Business Days after the date of such Subsidiary’s organization for a Subsidiary that is a limited liability company;

WHEREAS, PVR Gas Pipeline, LLC (the “New Guarantor”) was organized on March 18, 2005 and such Subsidiary did not join as a Guarantor under the terms of the Credit Agreement within the required five (5) Business Days and the Borrower and the other Loan Parties have requested that the Lenders waive the five (5) Business Day requirement, subject to the terms and conditions hereof;

WHEREAS, the parties hereto desire to amend the Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, and incorporating the above-defined terms herein, the parties hereto agree as follows:

1. Recitals. The foregoing recitals are true and correct and incorporated herein by reference.

2. Amendment to Credit Agreement.

(a) Definitions.

(i) The following new definition is hereby inserted in Section 1.1 in alphabetical order:

“First Amendment Effective Date shall mean July 15, 2005.”

(b) Loans, Acquisitions and Investments. Section 2.10.1 [Increasing Lenders and New Lenders.] of the Credit Agreement is hereby amended and restated as follows:

“2.10.1 Increasing Lenders and New Lenders.

After the First Amendment Effective Date, the Borrower shall have the right to request that (1) the current Lenders (the “Existing Lenders”) increase their Revolving Credit Commitments (an Existing Lender which elects to increase its Revolving Credit Commitment shall be referred to as an “Increasing Lender”) or (2) one or more new banks (each a “New Lender”) join this Agreement and provide a Revolving Credit Commitment hereunder, provided that any increase pursuant to this Section 2.10.1 shall be in a minimum aggregate amount of $50,000,000 and shall be subject to the following terms and conditions:

(i) No Obligation to Increase. No Existing Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any Existing Lender shall be in the sole discretion of such Existing Lender.

(ii) Defaults. There shall exist no Events of Default or Potential Default on the effective date of any such increase (the “Revolving Credit Commitment Increase Date”) after giving effect to any such increase.

(iii) Aggregate Revolving Credit Commitments. After giving effect to any such increase, the total Revolving Credit Commitments shall not exceed $450,000,000.

(iv) Resolutions; Opinion. The Loan Parties shall deliver to the Agent on or before a Revolving Credit Commitment Increase Date the following documents in a form reasonably acceptable to the Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.

(v) Notes. The Borrower shall execute and deliver (1) to each Increasing Lender a replacement Note (except if such Increasing Lender requests that it not receive a Note) reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a Note (except if such New Lender requests that it not receive a Note) reflecting the amount of such New Lenders’ Revolving Credit Commitment.

(vi) Approval. The Agent shall have approved of any such increase and the Increasing Lender or New Lender, as the case may be, that is providing such increase.

(vii) Increasing Lenders. If any portion of such increase in Revolving Credit Commitments is being provided by one or more Increasing Lenders, then such Increasing Lenders shall confirm their agreement to increase their Revolving Credit Commitment pursuant to a revolving credit commitment increase agreement, acceptable to the Agent, signed by the Increasing Lenders and the Loan Parties and delivered to the Agent at least five (5) Business Days before the Revolving Credit Commitment Increase Date.

(viii) New Lenders—Joinder. If the Borrower desires that one or more New Lenders provide all or a portion of such increase in Revolving Credit Commitments, then each New Lender, the Loan Parties and the Agent shall execute a joinder and assumption agreement, acceptable to the Agent, pursuant to which the New Lender shall join and become a party to this Agreement and the other Loan Documents effective on the Revolving Credit Commitment Increase Date with a Revolving Credit Commitment in the amount set forth in Schedule I to such joinder and assumption agreement.”

(c) Subsidiaries, Partnerships and Joint Ventures. Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] of the Credit Agreement is hereby amended and restated as follows:

“8.2.9 Subsidiaries, Partnerships and Joint Ventures.

Each of the Loan Parties (other than the Parent) shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; (ii) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 11.18 [Joinder of Guarantors]; and (iii) any Immaterial Subsidiary. Each of the Loan Parties (other than the Parent) shall not become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a joint venturer or hold a joint venture interest in any joint venture.”

(d) Schedules. In order to reflect the increases in the Revolving Credit Commitments as set forth in Section 3 below, to reflect the changes to the names of various Guarantors, and to reflect the addition of the New Guarantor, Schedule 1.1(B) [Commitments of Lenders and Addresses for Notices to Lenders], Schedule 1.1(P) [Permitted Liens], Schedule 6.1.3 [Subsidiaries], and Schedule 8.2.1 [Permitted Indebtedness] to the Credit Agreement shall be amended and restated to read as set forth on the Schedules attached to this Amendment bearing such name and numerical reference.

3. Increase of Revolving Credit Commitments.

(a) Subject to satisfaction of the conditions set forth in Section 5 below, on the First Amendment Effective Date, the Borrower, the Agent and the Lenders hereby increase the Revolving Credit Commitments from $150,000,000 to $300,000,000 so that after giving effect to such increase, each Lender has the Revolving Credit Commitment as set forth opposite such Lender’s name on the amended and restated Schedule 1.1(B) attached to this First Amendment.

(b) On the First Amendment Effective Date, the Borrower shall repay all Revolving Credit Loans outstanding along with any and all accrued interest and fees on the First Amendment Effective Date, subject to the Borrower’s indemnity obligations under Section 5.6.2 [Indemnity] of the Credit Agreement provided that the Borrower may borrow new Revolving Credit Loans with a Borrowing Date on the First Amendment Effective Date. Each of the Lenders shall participate in any new Loans made on or after the First Amendment Effective Date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this First Amendment.

(c) On the First Amendment Effective Date and after giving effect to the increase in the Revolving Credit Commitments pursuant hereto, each Lender (a) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of each such Letter of Credit and the participation of each other Lender in each such Letter of Credit shall be adjusted accordingly; and (b) will acquire, (and will pay to the Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

4. Consent and Waiver.

Subject to the satisfaction of the conditions set forth in Section 5 of this First Amendment:

(a) the Agent and the Required Lenders hereby consent to the joinder of the New Guarantor as a Guarantor under the terms of the Credit Agreement, as required pursuant to clause (ii) of Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] of the Credit Agreement; and

(b) the Agent and the Lenders hereby waive the Loan Parties’ compliance with the requirement set forth in Section 11.18 [Joinder of Guarantors] of the Credit Agreement that a Guarantor Joinder and related documents for the New Guarantor shall have been delivered within five (5) Business Days after the date of its organization. The Lenders do not amend, modify or waive Section 11.18 for any other purpose, or any future periods, except as expressly provided for herein.

5. Conditions to Effectiveness. This First Amendment shall become effective upon satisfaction of each of the following conditions being satisfied to the satisfaction of the Agent (the “First Amendment Effective Date”):

(a) Execution and Delivery of First Amendment. The Borrower, the Guarantors, the Lenders whose Revolving Credit Commitment is increasing, and the Agent shall have executed those Loan Documents to which it is a party, and all other documentation necessary for effectiveness of this Amendment shall have been executed and delivered all to the satisfaction of the Borrower, the Lenders and the Agent.

(b) Notes. The Borrower shall have executed and delivered to each of the Lenders whose Revolving Credit Commitment is increasing new Revolving Credit Notes, reflecting the amount of each such Lender’s Revolving Credit Commitments as so increased.

(c) Organization, Authorization and Incumbency. There shall be delivered to the Agent for the benefit of each Lender a certificate, dated as of the First Amendment Effective Date and signed by the Secretary or an Assistant Secretary of the each Loan Party, certifying as appropriate as to:

(i) all action taken by such party in connection with this First Amendment and the other Loan Documents together with resolutions of each Loan Party evidencing same;

(ii) the names of the officer or officers authorized to sign this First Amendment and the other documents executed and delivered in connection herewith and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the Loan Parties for purposes of the Loan Documents and the true signatures of such officers, on which the Agent and each Lender may conclusively rely; and

(iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation and limited liability company agreement, in each case as in effect on the First Amendment Effective Date, certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in each state where organized or qualified to do business, provided, however, that the Loan Parties may, in lieu of delivering copies of the foregoing organizational documents and good standing certificates, certify that the organizational documents and good standing certificates previously delivered by the Loan Parties to the Agent remain in full force and effect and have not been modified, amended, or rescinded.

(d) Opinion of Counsel. The Borrower shall cause to be delivered to the Agent an opinion of counsel of the Borrower with respect to this First Amendment in such form as shall be acceptable to the Agent.

(e) Material Adverse Change. Each of the Loan Parties represents and warrants to the Agent and the Lenders that, by its execution and delivery hereof to the Agent, after giving effect to this First Amendment, no Material Adverse Change shall have occurred with respect to the Borrower or any of the Loan Parties since the Closing Date of the Credit Agreement.

(f) Litigation. Each of the Loan Parties represents and warrants to the Agent and the Lenders that, by its execution and delivery hereof to the Agent, after giving effect to this First Amendment, there are no actions, suits, investigations, litigation or governmental proceedings pending or, to the Loans Parties’ knowledge, threatened against any of the Loan Parties that could reasonably be expected to result in a Material Adverse Change.

(g) Representations and Warranties; No Event of Default. The representations and warranties set forth in the Credit Agreement and this First Amendment shall be true and correct on and as of the First Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and no Potential Default or Event of Default shall exist and be continuing under the Credit Agreement or under any other Material Contract, as of the First Amendment Effective Date.

(h) Amendment Fee. The Borrower shall have paid to the Agent, for the benefit of each Lender increasing its Revolving Credit Commitment pursuant to this First Amendment, an amendment fee in the amount of 5 basis points (0.05%) on the increase of such Lender’s Revolving Credit Commitment.

6. Joinder of New Guarantor. The New Guarantor shall have executed a Guarantor Joinder in the form as set forth on Exhibit A hereto, and the Agent shall have received an executed copy thereof along with all related documents, as required pursuant to the Credit Agreement.

7. Amendment Effective Upon the Amendment of the Note Purchase Agreement. The following provision shall become effective at such time that (i) the definition of “Consolidated EBITDA” under the Note Purchase Agreement has been amended in a similar manner as determined by the Agent or (ii) the Borrower has prepaid each Note in the “Make-Whole Amount” (as defined in the Note Purchase Agreement) and that all the obligations under the Note Purchase Agreement have been paid in full and fully satisfied (until such time, the definition of Consolidated EBITDA under the Credit Agreement shall remain unchanged in its current form). Furthermore, upon the effectiveness of the following amendment, Exhibit 8.3.4 [Quarterly Compliance Certificate] to the Credit Agreement, shall be revised in accordance with the amended definition of “Consolidated EBITDA” as set forth below.

(a) Definitions.

(i) The following existing definition in Section 1.1 is hereby amended and restated to read as follows:

“Consolidated EBITDA shall mean, for any period of determination, Consolidated Net Income for such period, (x) excluding therefrom (A) any non-cash extraordinary items of gain or loss (including without limitation those items created by mandated changes in accounting treatment) and (B) any gain or loss of any other Person accounted for on the equity method, except to the extent of cash distributions received during the relevant period plus (y) the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (i) Consolidated Interest Expense, (ii) income taxes, (iii) depletion and depreciation expense, and (iv) amortization expense; provided, however, that for the purposes of this definition, (1) with respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition (including the Cantera Acquisition), Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if the Permitted Acquisition (including the Cantera Acquisition) had been consummated at the beginning of such period, (2) with respect to a business or assets disposed of by the Loan Parties pursuant to Section 8.2.7 hereof, Consolidated EBITDA shall be calculated as if such disposition had been consummated at the beginning of such period and (3) to the extent that the computation of Consolidated EBITDA includes a gain or loss with respect to a Pre-Acquisition Hedging Transaction, Consolidated EBITDA shall be (a) increased by any non-cash items of loss arising from Pre-Acquisition Hedging Transactions net of any actual cash payments related to the items(s) giving rise to the loss and (b) decreased by any non-cash items of gain arising from Pre-Acquisition Hedging Transactions net of any actual cash payments related to the items(s) giving rise to the gain.

As used in this defined term, “Pre-Acquisition Hedging Transactions” shall mean Commodity Hedges entered into by one or more of the Loan Parties in anticipation of a pending acquisition for the purposes of hedging a portion of the commodities being acquired similar to and including the Commodity Hedges entered into by the Loan Parties prior to the Cantera Acquisition.”

8. Miscellaneous.

(a) Representations and Warranties. By its execution and delivery hereof to the Agent, each of the Loan Parties represents and warrants to the Agent and the Lenders that (i) such Loan Party has duly authorized, executed and delivered this First Amendment, and (ii) no “Default” or “Event of Default” (as such terms are defined in the Note Purchase Agreement) shall have occurred and be continuing under the Note Purchase Agreement after giving effect to the amendments set forth in the First Amendment.

(b) Full Force and Effect. All provisions of the Credit Agreement remain in full force and effect on and after the First Amendment Effective Date and the date hereof except as expressly amended hereby. The parties do not amend any provisions of the Credit Agreement except as expressly amended hereby.

(c) Counterparts. This First Amendment may be signed in counterparts (by facsimile transmission or otherwise) but all of which together shall constitute one and the same instrument

(d) Incorporation into Credit Agreement. This First Amendment shall be incorporated into the Credit Agreement by this reference. All representations, warranties, Events of Default and covenants set forth herein shall be a part of the Credit Agreement as if originally contained therein.

(e) Governing Law. This First Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

(f) Payment of Fees and Expenses. The Borrower unconditionally agrees to pay and reimburse the Agent and save the Agent harmless against liability for the payment of all out-of-pocket costs, expenses and disbursements, including without limitation, to the Agent for itself the reasonable costs and expenses of the Agent including, without limitation, the reasonable fees and expenses of counsel incurred by the Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered in connection herewith.

(g) No Novation. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Borrower, the Guarantors, each Lender, and the Agent acknowledge and agree that this First Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Credit Agreement or the other Loan Documents.

(h) Joinder of Guarantors. Each of the Guarantors hereby joins in this First Amendment to evidence its consent hereto, and each Guarantor hereby reaffirms its obligations set forth in the Credit Agreement as hereby amended, and in each other Loan Document given by it in connection therewith.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO PENN VIRGINIA OPERATING CO., LLC

FIRST AMENDMENT, WAIVER, AND CONSENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this First Amendment as of the day and year first above written.

PENN VIRGINIA OPERATING CO., LLC PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	Penn Virginia Resource GP, LLC, its sole general partner

CONNECT ENERGY SERVICES, LLC

FIELDCREST RESOURCES LLC

K RAIL LLC

LOADOUT LLC

PVR CHEROKEE GAS PROCESSING, LLC

PVR GAS PIPELINE, LLC

PVR GAS PROCESSING, LLC

PVR GAS RESOURCES, LLC

PVR HAMLIN I, LLC

PVR HAMLIN II, LLC

PVR HAMLIN, LP

By:	PVR Hamlin I, LLC, its sole general partner

PVR HYDROCARBONS, LLC PVR LAVERNE GAS PROCESSING, LLC PVR MIDSTREAM LLC PVR NATURAL GAS GATHERING, LLC PVR OKLAHOMA NATURAL GAS GATHERING, LLC SUNCREST RESOURCES LLC WISE LLC

By:	/s/ A. James Dearlove	(SEAL)
Name:	A. James Dearlove
Title:	Chief Executive Officer

[SIGNATURE PAGE TO PENN VIRGINIA OPERATING CO., LLC

FIRST AMENDMENT, WAIVER, AND CONSENT TO CREDIT AGREEMENT]

LENDERS

BNP PARIBAS, individually and as Managing Agent

By:	/s/ Russell Otts
Name:	Russell Otts
Title:	Vice President

By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Vice President

BRANCH BANKING & TRUST COMPANY

By:	/s/ Hugh Ferguson
Name:	Hugh Ferguson
Title:	Vice President

COMERICA BANK

By:	/s/ Huma Vadgama
Name:	Huma Vadgama
Title:	Vice President

[SIGNATURE PAGE TO PENN VIRGINIA OPERATING CO., LLC

FIRST AMENDMENT, WAIVER, AND CONSENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A. successor by merger to FLEET NATIONAL BANK, individually and as Documentation Agent

By:	/s/ Michael J. Brochetti
Name:	Michael J. Brochetti
Title:	Director

FORTIS CAPITAL CORP.

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ Casey Lowary
Name:	Casey Lowary
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Kenneth J. Fatur
Name:	Kenneth J. Fatur
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Holly Kay
Name:	Holly Kay
Title:	Bank Officer

[SIGNATURE PAGE TO PENN VIRGINIA OPERATING CO., LLC

FIRST AMENDMENT, WAIVER, AND CONSENT TO CREDIT AGREEMENT]

ROYAL BANK OF CANADA

By:	/s/ Jason York
Name:	Jason York
Title:	Attorney-In-Fact

SOCIÉTÉ GÉNÉRALE, individually and as Managing Agent

By:	/s/ Stephen W. Warfel
Name:	Stephen W. Warfel
Title:	Vice President

AMEGY BANK NATIONAL ASSOCIATION (formerly Southwest Bank of Texas, N.A.)

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	Senior Vice President, Energy Lending

[SIGNATURE PAGE TO PENN VIRGINIA OPERATING CO., LLC

FIRST AMENDMENT, WAIVER, AND CONSENT TO CREDIT AGREEMENT]

SUNTRUST BANK, individually and as Documentation Agent

By:	/s/ Joseph M. McCreery
Name:	Joseph M. McCreery
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as Documentation Agent

By:	/s/ Jonathan R. Richardson
Name:	Jonathan R. Richardson
Title:	Vice President